UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure. *

On April 14, 2020, RE/MAX Holdings, Inc. (the “Company”) issued a press release that provided an update on the COVID-19 impact on its operations, announced an expansion of its financial support to its franchisees, and disclosed certain key operating metrics – RE/MAX agent count and Motto Mortgage open office count as of March 31, 2020 – in advance of its first quarter earnings release expected to be issued on May 6, 2020. The Company previously withdrew its first quarter and full year 2020 guidance on March 19, 2020.

RE/MAX Agent Count

Typically, RE/MAX experiences net agent count growth in the U.S. and Canada alongside the housing spring selling season. This trend generally starts in the latter half of February or in March and continues through the second quarter. Contemporaneous with the advancement of the COVID-19 pandemic, the Company’s net agent growth slowed in March 2020 and turned modestly negative in the first two weeks of April. The Company expects agent recruiting and retention efforts to be challenged in the second quarter.

Motto Mortgage Franchise Sales

With only 3.5 years of operating history, estimating the COVID-19 impact on the Company’s Motto Mortgage business is difficult. Prior to COVID-19, the Company believed that Motto Mortgage 2020 franchise sales would exceed 2019 total franchise sales of 52. While franchise sales have continued during the pandemic, with three sales occurring since mid-March, the Company now believes that year-over-year franchise sales growth is less likely to occur.

Franchisee Support

The Company has offered its franchisees in Company-owned regions in the U.S. and Canada the option of either (i) a 50% waiver of certain monthly fees for two months under certain circumstances or (ii) the deferral of certain fees for the next two months on an interest-free basis.

For RE/MAX franchisees that paid their March bills in full, the Company is providing them with an option to elect to waive 50% of their April and May continuing franchise fees and marketing fund fees if payment on those reduced monthly fees is made in accordance with existing payment terms. Or alternatively, RE/MAX franchisees can elect to defer 100% of their April and May continuing franchise fees and marketing fund fees and repay these deferred amounts, with no interest through an increase in broker fees as transactions occur in those franchisees’ offices. If franchisees elect to defer April fees only, repayment will occur via an increase in broker fees from 1% of commissions to 2%. If franchisees elect to defer both April and May fees, repayment will occur via an increase of broker fees from 1% of commissions to 3%.

For Motto Mortgage franchisees that paid their March bills in full, the Company previously extended an option to defer April continuing franchise fees and repay the deferred amount beginning in September 2020. Motto Mortgage franchisees now have the option to waive 50% of their May and June monthly continuing franchise fees if they pay these reduced monthly fees in accordance with existing payment terms. Or alternatively, Motto Mortgage franchisees can elect to defer the May and June monthly continuing franchise fees and repay these deferred amounts with no interest beginning in September 2020.

Cost Savings Measures

The Company also announced the implementation of a cost mitigation plan to reduce second quarter non-Marketing Fund expenses by approximately $6.0 to $7.0 million. Anticipated cost savings include the elimination of the 2020 Company bonus, the temporary suspension of the Company’s 401(k) match, travel and events, and the implementation of a hiring freeze. The Company also expects the Marketing Funds to reduce expenses during the second quarter. The Marketing Funds are subsidiaries that collect fees, the use of which is restricted per the terms of the Company’s franchise agreements. The Company plans to defer approximately $2.25 million to $2.75 million of capital expenditures originally expected to be incurred during the second quarter.

Capital Resources

As a reminder, the Company is a holding company and its only business is to act as the sole manager of RMCO, LLC, (“RMCO”). In that capacity, Holdings operates and controls all the business and affairs of RMCO. RMCO is a holding company that is the direct or indirect parent of all the Company’s operating businesses, including RE/MAX, LLC and Motto Franchising, LLC. As of December 31, 2019, Holdings owns 58.7% of the common units in RMCO, while RIHI, Inc. (“RIHI”) owns the remaining 41.3% of common units in RMCO. RIHI, Inc. is majority owned and controlled by David Liniger, our Chairman and Co-Founder, and by Gail Liniger, our Vice Chair and Co-Founder.

As of December 31, 2019, the Company had cash and cash equivalents of $83.0 million and restricted cash of $20.6 million for its Marketing Funds. Updated balance sheet figures will be provided when the Company releases its first quarter 2020 results on May 6, 2020.

RMCO and RE/MAX, LLC, have a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and various lenders party thereto (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility provides to RE/MAX, LLC $235.0 million in term loans and a $10.0 million revolving facility.

As of December 31, 2019, the Company had $225.3 million of term loans outstanding, net of an unamortized discount and issuance costs, $0.4 million of long-term financing assumed with the acquisition of booj and no revolving loans outstanding under our Senior Secured Credit Facility. As of April 14, 2020, the Company has not borrowed any additional term loans under its Senior Secured Credit Facility.

If the Company had any loan or other amounts outstanding under the revolving line of credit, the Senior Secured Credit Facility would require compliance with a leverage ratio and an interest coverage ratio at the end of each calendar quarter on a trailing twelve-month basis. As of April 14, 2020, no loans or other amounts were outstanding under the revolving line of credit, and therefore, the Company is not currently subject to the leverage ratio and the interest coverage ratio.

Item 9.01. Financial Statements and Exhibits. *

Exhibit No.	Description
99.1	Press Release dated April 14, 2020
104	Cover Page Interactive Date File (formatted as inline XBRL)

* The information contained in Items 7.01 and 9.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: agent count; franchise sales; the impact of the global coronavirus (COVID-19) pandemic; support that the Company is offering to its franchisees and its effectiveness; the ability of the Company and its franchisees to successfully operate through challenging conditions; the Company’s business model, revenue streams, cost structure, balance sheet, and financial flexibility; management of expenses and capital expenditures, including the amounts and timing of anticipated reductions. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important risks and uncertainties that could cause actual results to differ materially from the Company’s expectations include the global outbreak of the coronavirus (COVID-19), which poses significant and widespread risks to the Company’s business, including the Company’s agents, loan originators, franchisees and employees, as well as home buyers and sellers. The Company has already experienced significant disruption to its business as a result of the COVID-19 pandemic. The Company has implemented a number of efforts to reduce expenses. The impact of these efforts is uncertain and the Company may not achieve the benefits that it seeks from these initiatives. Changes in home buying and selling behavior and health concerns as a result of the COVID-19 outbreak have had a negative effect on the Company’s business. A large number of states and municipalities where the Company’s franchisees operate have implemented shelter-in-place orders and similar government orders aimed at containing the spread of the COVID-19 virus as well as temporary closure requirements with respect to non-essential business operations. The duration of these requirements is unknown. The magnitude and duration of the negative impact to the Company’s business from the COVID-19 pandemic cannot be predicted with certainty, but the Company believes COVID-19 is likely to result in an adverse impact on its business, liquidity, results of operations and financial condition, particularly if ongoing mitigation actions occur for a significant amount of time. Other important risks and uncertainties include, without limitation, (i) changes in the real estate market or interest rates and availability of financing, (ii) changes in business and economic activity in general, (iii) the Company’s ability to attract and retain quality franchisees, (iv) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (v) changes in laws and regulations, (vi) the Company’s ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (vii) the Company’s ability to implement its technology initiatives, (viii) fluctuations in foreign currency exchange rates, (ix) the Company’s ability to obtain any required additional financing in the future on acceptable terms or at all, and those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: April 14, 2020	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer